AGREEMENT  OF LEASE  ENTERED  INTO AT THE CITY OF  MONTREAL  IN THE  PROVINCE OF
QUEBEC.


BETWEEN: TEECAN PROPERTIES INC., a corporation incorporated under the laws of Quebec, having its head office at 4770 Kent Street, Suite 205, Montreal, Quebec, represented by Stephen Kaplan, its President, duly authorized in virtue of a resolution adopted by its Board of Directors, a true copy of which is annexed hereto as Schedule A. (referred to in this Lease as "Landlord")


AND: KALISH CANADA INC., a corporation incorporated under the laws of New Brunswick, having its head office at 10th Floor Brunswick House, 44 Chipman Hill, Saint John, New Brunswick, E2L 4S6, represented by Louis Pallay, its Vice-President of Operations, duly authorized in virtue of a resolution adopted by its Board of Directors, a true copy of which is annexed hereto as Schedule B.

               (referred to in this Lease as "Tenant")


WITNESSETH:

SECTION I                          DEFINITIONS

1.01      In this Lease, the following expressions have the following meanings:

(a)       "Address for Notice" means for the purpose of all notices to Landlord:

          3400 Jean Talon West
          Suite 300
          Montreal, Quebec
          H3R 2E8

          and for the purpose of all notices to Tenant after the Commencement Date, the address of the Premises, and for the purpose of all notices to Tenant prior to the Commencement Date:

          165 Oneida Street
          Pointe-Claire, Quebec
          H9R 1A9

(b) "Base Rent" means an annual rent per square foot of gross constructed area of the Building, as certified by the Project Architect, equal to:

          (i)    for the first five (5) years of the Term, $4.75;

          (ii) for the sixth (6th) through the tenth (10th) year of the Term, $5.25;
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                                      -2-

          (iii) for the eleventh (11th) through the fifteenth (15th) year of the Term, $5.85;

          (iv) for the sixteenth (16th) through the twentieth (20th) year of the Term, $6.60.

(c) "Building" means, collectively, the building, structures and improvements, including Landlord's Work, to be erected on the Land and located at the northeast corner of the Trans Canada Highway Service Road and Houde Avenue, in the City of Kirkland, Quebec, having an area of approximately 80,000 square feet, comprising approximately 19,000 square feet of finished office space on two floors and approximately 61,000 square feet of manufacturing and warehouse space.

(d) "Commencement Date" means the later of 1 September 1997 and the date on which the Building is Substantially Completed, as certified by the Project Architect.

(e)       "Expiration  Date" means the day  immediately  preceding the twentieth
          (20th) anniversary of the Commencement Date.

(f)       "Land" means the land described in Schedule C.

(g) "Landlord's Work" means the work which Landlord has undertaken to carry out pursuant to paragraph 14.01 of this Lease.

(h)       "Lease" means this Agreement of Lease including the Schedules.

(i) "Lease Year" means a period of twelve (12) months commencing on the 1st day of January and expiring on the 31st day of December next following. If the Commencement Date is not the 1st day of January, the first Lease Year will commence on the Commencement Date and expire on the 31st day of December next following. If the last day of the Term is any day other than the 31st day of December, the last Lease Year will commence on the 1st day of January preceding the last day of the Term and expire on the last day of the Term. Landlord may change the Lease Year from time to time but Tenant will not be exposed to any additional or duplicated charges as a result of such change.

(j) "Plans and Specifications" means the drawings, plans, and specifi-cations attached hereto in Schedule D.

(k) "Premises" means the Building and the Land, including the parking areas and exterior facilities and improvements.

(l)       "Project Architect" means Gross, Kaplan, Coviensky, Architects.

(m)       "Real Estate Broker" means J.J. Barnicke Limitee.

(n)       "Rent" means  Base Rent  and additional rent  as defined  in paragraph
          21(h).

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                                      -3-

(o) "Real Estate Taxes" means all taxes, surtaxes, rates, levies, impositions and assessments, general or special, and any other taxes, surtaxes, rates, levies, impositions or assessments (including statutory penalties and interest thereon in the event that same arise as a result of Tenant's failure to pay amounts as and when required by section 6.01 below) which are now or which may ever be levied or imposed against either or both of the Land and Building for municipal, urban community, school, public betterment, general, local improvement or other purposes. Real Estate Taxes shall not include Landlord's or owner's federal and provincial income taxes or Taxes on Capital. If the system of taxation now in effect is altered and any new tax, surtax, rate, levy, imposition or assessment is imposed or levied upon the Land or Building or the owner thereof other than federal or provincial income taxes and Taxes on Capital in substitution for or in addition to those presently levied or imposed upon immoveables, Real Estate Taxes shall include such new tax, surtax, rate, levy, imposition or assessment.

(p)       "Schedules" means:

          Schedule A        Resolution of Landlord
          Schedule B        Resolution of Tenant
          Schedule C        Description of Land
          Schedule D        Landlord's Work

(q) "Substantially Completed" in respect of any portion of the Building means that such portion of the Building has been completed in accordance with all applicable statutes, by-laws and regulations and the Plans and Specifications (subject only to completion of minor items, the lack of completion of which will not materially interfere with Tenant's use and occupancy of such portion of the Premises) and a certificate of substantial completion has been issued for such portion of the Building by the Project Architect.

(r) "Taxes on Capital" means the portion (as hereafter defined) of the capital and large corporation tax imposed against Landlord for each of Landlord's fiscal years during the Term, which taxes are wholly or partly computed as a function of the capital employed in respect of the Building and Land as determined for the purposes of such tax or taxes, but excluding all taxes on income and profits. For purposes of this paragraph, the "portion" of such tax or taxes means the amount of tax that would be payable if Landlord had no other property than the Building and Land.

(s)       "Taxing   Authorities"   means  any  duly   constituted   governmental
          authority, whether federal, provincial, municipal, school or other, legally empowered to levy or impose any Real Estate Taxes.

(t) "Tenant's Work" means all improvements, alterations, additions to the Premises and other similar items of work, other than Landlord's Work, which are necessary to properly prepare or complete the Premises for use and occupancy by Tenant for the purposes of its business or which are undertaken by Tenant during the Term.

(u) "Term" means the period commencing on the Commencement Date and expiring on the Expiration Date.

1.02 Any expression indicated in this Lease by quotation marks and first letter capitalization will have the meaning ascribed to it by the provision or context wherein it appears.

1.03 This Agreement of Lease shall bear the reference date of 25 April 1997, notwithstanding the date of its execution by either party hereto.


SECTION II                     LEASE OF PREMISES

2.01 Landlord hereby agrees to acquire the Land, construct the Building and lease the Premises to Tenant for the Term and Tenant hereby agrees to lease the Premises from Landlord for the Term, on the terms and conditions set out herein. On the Commencement Date the Building shall be Substantially Completed and the Premises shall be delivered to Tenant in apparent good working order and condition.

2.02 Landlord represents and warrants to Tenant that Landlord has the capacity and power to lease the Premises pursuant to the terms hereof, and that the Land now complies and the Building will be constructed and on the Commencement Date will be in compliance with all applicable laws, regulations, by-laws, ordinances and orders, including, without limitation, those relating to the environment. Landlord makes no representation that the intended use of the Premises by Tenant is permitted by any applicable zoning by-law or other laws, governmental regulations or requirements, Tenant specifically waiving the provisions of Article 1854(2) of the Civil Code of Quebec.


SECTION III                        EXPIRATION

3.01 This Lease shall expire, without notice or demand being necessary, on the Expiration Date. Notwithstanding articles 1878 and 1879 of the Civil Code of Quebec or any law or custom to the contrary, this Lease shall not be subject to tacit renewal. Should Tenant remain in occupation of the Premises after the Expiration Date without having executed a written extension or renewal of this Lease or a new lease with Landlord, then Tenant shall be deemed to occupy the Premises under a lease from month to month at a rent equal to 150% of the Rent last payable under this Lease, and otherwise on the same terms and conditions as herein contained, insofar as they are applicable to a lease from month to month, without prejudice to Landlord's right to re-enter and take possession of the Premises and remove Tenant therefrom without notice or indemnity to Tenant and without prejudice to Landlord's other recourses hereunder or by law.


SECTION IV                         BASE RENT

4.01 Tenant covenants and agrees to pay the Base Rent to Landlord in equal, consecutive, monthly instalments, in advance on the first day of each calendar month during the Term.

4.02 If the Commencement Date is not the first day of a calendar month, then each instalment of Base Rent or additional rent payable for the broken portion of such month in which the Commencement Date occurs will be calculated at a per diem rate of one three hundred sixty-fifth (1/365th) thereof.


SECTION V                          NET RENTAL

5.01 Tenant acknowledges that the Rent shall be on an absolutely net net net return basis to Landlord, and that save only as expressly otherwise provided by this Lease, Landlord shall not be responsible for any costs, charges, impositions, expenses or outlays of any nature or kind whatsoever arising from or relating to the Premises, the contents thereof, or the business carried on therein, and Tenant shall pay, to Landlord's complete and entire exoneration, all such costs, charges, impositions, expenses and outlays (including those incurred by or paid for by Landlord on Tenant's behalf) including, without limiting the generality of the foregoing, the Real Estate Taxes and Taxes on Capital contemplated by this Lease.


SECTION VI           REAL ESTATE TAXES AND TAXES ON CAPITAL

6.01 Subject to the provisions of sections 6.02 and 6.03, Tenant shall pay to Landlord as additional rent, the amount of Real Estate Taxes payable in respect of the Term or any part thereof, as shown on the relevant invoice or statement issued by the competent taxing authority. Landlord shall forward to Tenant a copy of such invoice or statement, and the amount of Real Estate Taxes as shown on the invoice or statement shall be payable by Tenant to Landlord on the later of the date that is three (3) days following receipt thereof by Tenant and the day that is three (3) days prior to the due date shown on the invoice or statement. During the first and last years of the Term (in the event same do not coincide with tax years) the amounts Tenant is required to pay pursuant to the foregoing shall be subject to a per diem adjustment.

6.02 Tenant, but not Landlord, shall be entitled, at Tenant's sole cost and expense, to contest, object to or litigate the levying or imposition only of those Real Estate Taxes which are not in whole or in part in respect of a period after the Expiration Date and only those valuations imposed with respect to such taxes. Tenant shall advise Landlord prior to commencing any such contestation or objection. Landlord, but not Tenant, shall be entitled to contest, object to or litigate the levying or imposition of all other Real Estate Taxes or valuations imposed with respect to such taxes and Tenant hereby waives its right to do so.

6.03 In cases where Tenant is entitled to contest, object or litigate and elects to do so, it must do so in good faith, expeditiously and with reasonable diligence. Tenant may file such contestations or objections or litigate in Tenant's own name (or in the name of Landlord should this be necessary) and Landlord agrees to execute, at the request of Tenant and at Tenant's expense, all deeds and documents reasonably necessary for the purpose thereof. Tenant may settle, compromise, consent to, waive or otherwise determine, in its sole discretion, all matters and things relating thereto. In cases where Landlord is entitled to contest, object or litigate, it shall consult with Tenant regarding the advisability of doing so but, in case of disagreement, the final decision as to whether or not to do so shall rest with Landlord. If Landlord contests, objects or litigates, it may settle, compromise, consent to, waive or otherwise determine, in its sole discretion, all matters and things relating thereto. Tenant shall reimburse Landlord for that proportion of the expenses reasonably incurred by Landlord in such regard which is reasonably determined to relate to the Term, such reimbursement not to exceed the value of the benefit derived by Tenant from such contestation in the form of reduced Real Estate Taxes.

6.04 Throughout the Term, Tenant shall pay, as additional rent, the Taxes on Capital. During the first and last years of the Term (in the event same do not correspond to fiscal years of Landlord), the amount Tenant is required to pay pursuant to the foregoing shall be subject to a per diem adjustment.

6.05 Within ninety (90) days after the end of each of Landlord's fiscal years, Landlord shall furnish Tenant with a statement verified by Landlord's auditors setting forth the Taxes on Capital for such year and the amounts thereof payable by Tenant pursuant to this Section VI, said statement to show in reasonable detail the information relevant to the calculation and determination thereof. Tenant shall pay to Landlord the Taxes on Capital shown on such statement within ten (10) business days after receipt thereof. Landlord estimates the Taxes on Capital to be $30,000 for its first fiscal year.

6.06 Tenant shall pay any federal goods and services tax, Quebec sales tax, or other value-added tax or similar tax imposed on Tenant in respect of any amount payable by Tenant under this Lease and, where required by the applicable legislation, Tenant will remit such taxes to Landlord at the time of the payment of the relevant amount to Landlord in addition to the said amount. Landlord shall promptly remit to the relevant taxing authority when due all such taxes received from Tenant and shall provide to Tenant Landlord's registration numbers and all such other information and documents as Tenant shall reasonably require for purposes of claiming input tax credits or other credit or reimbursement of such taxes so paid.


SECTION VII                     USE OF PREMISES

7.01 Tenant shall use the Premises as office accommodation and for those light industrial uses which are permitted by applicable laws, by-laws, regulations and ordinances, are reasonable and appropriate for the physical limitations and circumstances of the Premises, and (unless Landlord otherwise consents in writing, which consent shall not be unreasonably withheld) which are substantially similar to the type of activities conducted by Tenant in Pointe-Claire, Quebec as of the date hereof, and for no other purpose. Tenant will conduct its business operations in the Premises in a reputable and first-class manner. Tenant shall obtain and maintain all permits and licences required for its occupancy of the Premises and for the conduct of its business therein, Landlord makes no representation regarding zoning permits or licences which may be required in connection with Tenant's occupancy of the Premises.

SECTION VIII                READINESS FOR OCCUPATION

8.01 In the event the Building is not Substantially Completed or the Premises are not ready for occupation by Tenant on 1 September 1997, Tenant's obligations under this Lease, including the payment of Rent, shall be deferred until the Building is Substantially Completed and the Premises are ready for occupation by Tenant.


SECTION IX              UTILITIES AND ADDITIONAL CHARGES

9.01 Tenant shall pay for the cost of all utilities consumed or used in or for the Building or on or for the Land during the Term, including, without limiting the generality of the foregoing, the cost of water, gas, electricity, steam, fuel and other energy. Tenant shall also pay for the cost of all fittings, machines, apparatus, meters or other things leased or acquired in respect of any of such utilities and for all work or services performed by any corporation, commission or supplier in connection with any thereof.


SECTION X                   TENANT'S PERSONAL TAXES

10.01 Tenant shall pay as and when due all personal taxes, including, without limiting the generality of the foregoing, water taxes, water-rate and service taxes and business taxes, and other similar rates and taxes which may be levied or imposed upon the Premises or upon the business carried on therein, and also all other rates and taxes which are or may be payable by Tenant as tenant or occupant thereof. If the mode of collecting such taxes or rates be so altered as to make Landlord or the proprietor liable therefor instead of Tenant, or if the system of taxation now in effect is altered and any new tax or rate be levied or imposed upon the Premises or upon the business carried on therein, or if by law, regulation or otherwise such taxes or rates are made payable by landlords or proprietors, Landlord will pay such account and Tenant will repay Landlord as additional rent on demand the amount of the benefit derived by Tenant from such change.


SECTION XI                 ASSIGNMENT AND SUBLETTING

11.01 Except as otherwise provided herein, Tenant shall not assign this Lease or sublet the Premises or any part thereof or allow the Premises or any part thereof to be used by another without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The consent of Landlord to any such assignment, sublease or use shall not constitute a waiver of this section and shall not be deemed to permit any further assignment, sublease or use by another.

11.02 Any assignee, sublessee or user shall be deemed ipso facto by virtue of the assignment, sublease or use to have assumed all of Tenant's obligations under this Lease. Notwithstanding the subletting or use, Tenant shall remain solidarily responsible with the sublessee, assignee or user, without benefit of division or discussion, for the payment of the Rent and the performance of all of the other obligations of Tenant under this Lease.

11.03 All requests for Landlord's consent to a proposed assignment, sublease or use must be in writing and be received at least fifteen (15) days prior to the date same is proposed to become effective and must specify in detail reasonably satisfactory to Landlord:

(a) the name, address and local telephone number of the proposed assignee, subtenant or user and, if it is a corporation, the names of the directors and majority shareholders (or in the case of a change of control, the names of those who would subsequently acquire effective voting control);

(b) details of the proposed assignee's subtenant's or user's prior business experience (including, without limiting the generality of the foregoing, experience in the business which is permitted to be operated in the Premises pursuant to this Lease) and the specific terms and conditions of the proposed assignment, sublease or use; and

(c) bank and other credit references, financial statements and such other information as Landlord may reasonably request in order to assess the business and financial responsibility and standing of the proposed assignee, subtenant or user.

          Unless Landlord notifies Tenant otherwise within fifteen (15) days of Landlord's receipt of the information described in this section 11.03, Landlord shall be deemed to have consented to the proposed assignment or sublease.

11.04 If at any time effective control of Tenant is acquired or exercised by any person or persons not having effective control of Tenant on the date of execution of this Lease, the same shall be deemed to constitute an assignment subject to all of the provisions of this Section XI.

11.05 Tenant will not advertise the Premises for the purpose of any assignment, sublease or use, without obtaining the prior written approval of Landlord to the proposed text, such approval not to be unreasonably withheld. In no event will the rental rate appear in any advertisements.

11.06 Notwithstanding anything to the contrary contained in this Section XI, Tenant shall have the right to assign this Lease or to sublet all or part of the Premises to a corporation affiliated with Tenant ( as defined for the purposes of the Canada Business Corporations Act, hereinafter referred to as the "Affiliate"), without the prior consent of Landlord under the following conditions:

(a) Tenant shall advise Landlord of such assignment or sublease in writing at least ten (10) days prior to the date same is proposed to become effective; and

(b) Affiliate shall be deemed ipso facto by virtue of such assignment or sublease to have assumed all Tenant's obligations under this Lease and, notwithstanding such sublease or assignment, Tenant shall remain solidarily responsible with Affiliate, without benefit of division or discussion, for the performance thereof.

11.07 In the event that Tenant requests Landlord's consent to the assignment of this Lease or the sublease of all or substantially all of the Premises for all or substantially all of the remainder of the Term, to a person or persons not affiliated with Tenant (as defined for the purposes of the

Canada Business Corporations Act) and who intend to use the Premises other than for purposes of continuing the operation of all or substantially all of Tenant's business, then Landlord shall, as an alternative to granting its consent to any such proposed assignment or sublease, have the right to terminate this Lease effective the date that the proposed assignment or sublease was to be effective. Such right of cancellation must be exercised by Landlord within fifteen (15) days of its receipt of the information described in section 11.03.

11.08 Landlord may assign its rights and obligations under this Lease to a corporation affiliated with Landlord (as defined in the Canada Business Corporations Act) in which event such assignee shall be entitled to exercise the rights and shall be solidarily liable with Landlord for the obligations of Landlord under this Lease.


SECTION XII                       TENANT CARE

12.01 Subject to Section XIV, Tenant shall, throughout the Term, maintain and keep the Premises and every part thereof, including, without limiting the generality of the foregoing, the roof, the heating, ventilating, electrical, plumbing, mechanical and other systems, services and equipment installed therein or thereon, and all replacements, alterations, additions and improvements thereto, in good order and condition and perform or cause to be performed all repairs and replacements which may from time to time be required therein or thereto, as would a prudent owner. Without limiting the generality of the foregoing, Tenant will be obliged to do or cause to be done all work necessary to maintain the Premises for their intended purpose. All such work shall be performed at Tenant's sole cost and expense. Tenant shall advise Landlord in the first year of the Term and thereafter as requested, of the names of the contractors with whom Tenant has entered into service contracts for the repair and maintenance of the heating, ventilating, electrical, plumbing or mechanical systems, and such contractors shall be reputable and competent. Tenant shall provide to Landlord, upon request, copies of such service contracts.

12.02 Tenant shall not bring into the Building or onto the Land any machinery, equipment, article or thing that by reason of weight, size or operation might cause damage thereto or which might overload the floors of the Building or structure or exceed the safe load capacity of the Land.

12.03 At the Expiration Date or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in the state and condition in which they are required to be maintained and kept pursuant to the provisions of this Lease.

12.04 In the event Tenant fails to comply with its obligations contained in this Section XII, Landlord shall have the right, after giving written notice of five (5) days to Tenant, to carry out such Obligations for Tenant and any and all costs incurred by Landlord in so doing, shall be payable by Tenant to Landlord, as additional rent, on demand. However, in the event any work or action is urgently required at a time when authorized representatives of Tenant cannot be located, Landlord may proceed with such reasonable steps as it deems necessary, in its discretion, for the protection and preservation of the Premises and Tenant shall reimburse Landlord for the amounts expended, as additional rent, on demand.

12.05 Tenant shall give Landlord prompt written notice of defects in or damage to the Premises or any part thereof, howsoever same may occur.


SECTION XIII            REPAIRS, ALTERATIONS, ADDITIONS
                                AND IMPROVEMENTS

13.01 All Tenant's Work shall be the responsibility of Tenant and shall be performed at Tenant's sole cost and expense, the whole subject to the provisions and procedures contained in this Section XIII. No Tenant's Work may be carried out without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The withholding of Landlord's consent shall be deemed to be reasonable if the proposed work would have the effect of materially diminishing the value of the Premises.

13.02 All architectural and other plans and specifications prepared in connection with Tenant's Work may be prepared by a designer or architect of Tenant's choice but shall be subject to the Landlord's prior written approval as contemplated in this Section XIII. Tenant shall be responsible to ensure that Tenant's Work, as designed, complies with all relevant laws, by-laws, regulations and ordinances as well as with the Building module and structure and with the Building's mechanical, electrical, plumbing and other systems and facilities. Complete working drawings, plans and specifications for Tenant's Work, if any, must be submitted to Landlord for its prior written approval. Landlord shall have a delay of ten (10) days following receipt of such complete working drawings, plans and specifications to notify Tenant either of its approval thereof or of changes Landlord requires and if Landlord fails to respond during such ten (10) day period, Landlord shall be deemed to have approved the drawings, plans and specifications so submitted. If Landlord notifies Tenant with such ten (10) day period that it requires changes, Tenant shall, within ten (10) days thereafter, submit the necessary amended drawings, plans and specifications to Landlord. Landlord shall have the right to inspect, at its expense, any Tenant's Work to ensure that it is in accordance with the working drawings, plans and specifications approved by Landlord.

13.03 Tenant shall not undertake any Tenant's Work without obtaining all necessary permits from the appropriate public authorities. All such work shall be done by contractors approved by Landlord, which approval shall not be unreasonably withheld, but shall be conditional upon such contractors carrying property damage and liability insurance satisfactory to Landlord for its operations in the Building and upon such contractors providing to Landlord a waiver and release of any and all legal hypothecs or rights of legal hypothec that then or thereafter exist for work done or materials supplied in connection with Tenant's Work.

13.04 All Tenant's Work (other than trade fixtures, equipment and accessories thereto) and all repairs and replacements in or to the Premises shall, upon their completion, become a part of the Premises and the property of Landlord and shall be surrendered with the Premises upon the Expiration Date or earlier termination date of this Lease without any compensation being due therefor by Landlord; provided, however, that Landlord shall have the option, in its sole discretion, by written notice to Tenant at least sixty (60) days prior to the Expiration Date, to require Tenant to remove, at Tenant's cost and under Landlord's coordination and direction, all or any of those items of Tenant's Work for which Landlord has reserved the right to do so in its initial consent (including such as may have been made by Landlord at Tenant's request prior to or during the Term) and, in the cases where Landlord has exercised such right, to restore the portions of the Premises affected by the removals, or any parts thereof, to their original condition.

13.05 Tenant may erect, at its cost and expense, signs on any street frontage of the Premises provided that:

(a) any such signs shall comply with the requirements of the applicable municipal and other governmental authorities;

(b) no such signs shall be erected outside or on the exterior of the Building or within the interior thereof if the same may be seen from the exterior thereof, unless Landlord shall have given its prior written consent (which consent shall not be unreasonably withheld) to the location, style, colour, size and content thereof; and

(c) Tenant shall bear the cost of the installation, repair, maintenance and removal of any such signs.


SECTION XIV               LANDLORD'S WORK AND REPAIRS

14.01 Landlord shall, at its expense, construct the Building and effect the work more fully described in Schedule D annexed hereto and initialed by both parties for identification, in good and workmanlike manner in accordance with the drawings, plans and specifications set out therein, subject to such changes as may be agreed upon by Tenant and Landlord, and in accordance with all applicable statutes, by-laws and regulations. Landlord shall, at its own expense, procure all necessary licenses and permits for the Landlord's Work in accordance with such specifications, statutes, by-laws and regulations.

          Upon receipt by Tenant of the Project Architect's certificate that the Building is Substantially Completed, Tenant shall have sixty (60) days thereafter to inspect the Building and provide to Landlord a list of any incomplete and/or incorrectly completed items of Landlord's Work, which Landlord shall complete or correct, as the case may be, within a reasonable period of time thereafter.

          Tenant, its workmen and contractors shall be permitted to enter the Premises to commence installation of the items for which it is responsible to complete in connection with Landlord's Work and Landlord and Tenant agree to cooperate in coordinating the scheduling of such work by Tenant with Landlord's Work. Tenant, its workmen and contractors shall not otherwise, without the consent of Landlord, be permitted access to the Premises for purposes of installing Tenant's trade fixtures and furnishings prior to the date on which the Building is Substantially Completed.

          Landlord shall deliver to Tenant copies of all warranties and guarantees provided by Landlord's general contractor, subtrades and suppliers and others that Landlord may benefit from with respect to those items which Tenant is obligated to repair, replace, or maintain in accordance with the terms of this Lease, and shall assign to Tenant the benefit of all such warranties or guarantees given to Landlord which affect the obligation of Tenant to maintain or repair the Premises.

14.02 Notwithstanding any contrary provision of this Lease, including, without limiting the generality of the foregoing, Sections XII and XIII, Landlord shall be responsible for:

(a) repairs and replacements to any part of the Premises required as a result of latent defects in the Building or any part thereof or as a result of any negligence or wilful act of Landlord or its contractors in the construction of the Building;

(b) repairs and replacements to any part of the Premises required in the first year of the Term as a result of any cause whatsoever other than misuse by Tenant or normal aging or wear and tear.


SECTION XV                     ACCESS TO PREMISES

15.01 Landlord, its agents and representatives may enter the Premises at all times, after twenty-four (24) hours prior notice (except in the case of emergency when no notice will be required), to examine their condition to view their state of repair and condition.

15.02 Tenant shall allow the Premises to be exhibited during Business Hours, after twenty-four (24) hours prior notice, to persons interested in acquiring or advancing money upon the security of the Land and Building. During the last twenty-four (24) months of the Term, Tenant shall also allow the Premises to be exhibited, after twenty-four (24) hours prior notice, to persons interested in leasing same.


SECTION XVI                   COMPLIANCE WITH LAWS
                               AND INDEMNIFICATION

16.01 Tenant will not do or permit anything to be done in, upon or about the Premises or bring or keep anything therein which will in any way conflict with or cause the Premises to be in breach or violation of the regulations of the fire, police or health departments, any environmental laws, rules, regulations, by-laws, ordinances or norms applicable to the Premises, or with the laws, rules, regulations, by-laws or ordinances of the municipality in which the Land and Building are situate, the applicable urban community (if any), or any governmental authority having jurisdiction over the Premises or the business conducted therein (including, without limiting the generality of the foregoing, those relating to the environment), all of which Tenant undertakes to abide by and conform to, including, if necessary, effecting the alterations or repairs necessitated thereby.

          Tenant covenants and agrees that it will indemnify and hold harmless Landlord against any penalty imposed for or damage arising from the breach of any such laws, rules, regulations, by-laws, ordinances or norms by Tenant or those for whom Tenant is responsible.

16.02 Tenant shall comply with the rules and requirements of all insurance advisory organizations and all insurance companies having policies of any kind whatsoever in effect covering the Land and Building.

16.03 Landlord shall provide to Tenant on the Commencement Date a phase one and boring analysis from a reputable environmental consultant indicating that the Premises are not on the Commencement Date contaminated. Tenant warrants that during its occupancy of the Premises, it will not bring in or on to, or store or process on the Premises any contaminants, pollutants, toxic or dangerous or hazardous substances or materials or wastes, PCB's, friable asbestos or oil contaminants (other than minimal quantities of inflammables normally found in similar premises, such as cleaning solvents) which create an environmental problem (hereinafter collectively called "Contaminants"). At the Expiration Date, any Contaminants stored, processed or brought in or on to the Premises by Tenant, its employees, agents, subtenants, suppliers or invitees shall be removed by Tenant at its cost and Tenant shall supply to Landlord an environmental analysis of the same scope as the one Landlord supplied to Tenant on the Commencement Date. Tenant shall indemnify and hold Landlord harmless from all losses, liabilities, damages, costs, expenses and claims of any kind whatsoever resulting from any breach of the foregoing warranty including, without limitation, any seepage, spillage, discharge or misuse of any Contaminant by Tenant, its employees, agents, subtenants, suppliers or invitees and undertakes to immediately take all such steps as are reasonably necessary to repair any such damage at its expense and to restore the Premises or any portion thereof damaged by such seepage, spillage, discharge, misuse or storage to their original condition, less ordinary wear and tear.

16.04 Tenant shall indemnify Landlord and hold Landlord harmless from and against all claims, liabilities, damages, costs, suits or actions arising from:

(a) any breach, violation or non-performance of any covenant, condition or agreement contained in the present Lease on the part of Tenant to be fulfilled, kept, observed or performed;

(b) any accident or injury (including death) sustained by or for any loss of or damage to property belonging to any person or persons in, on, or about the Building and Land occurring during the Term, caused by or arising out of any wilful misconduct, neglect or fault by Tenant, its servants, employees, agents, subtenants or invitees;

(c) any accident or injury (including death) sustained by or for any loss of or damage to property belonging to any employee, servant, agent, subtenant or invitee of Tenant, no matter how caused (except if caused by or arising out of the intentional or gross fault of Landlord or its employees, servants, agents, subtenants or invitees); and

(d) failure of Tenant to fully, faithfully, and punctually comply with any legitimate requirement of any public of quasi-public authority having jurisdiction over the Premises.

SECTION XVII            FIRE AND DESTRUCTION OF PREMISES
                                OR EXPROPRIATION

17.01 In the event the Building is destroyed or damaged by fire or other cause, in whole or in part, and Landlord notifies Tenant in writing within sixty
(60) days after the damage or destruction that the Building may not, in the opinion of Landlord's architect, be restored or rebuilt to the same nature and quality structure within 180 days after the damage or destruction, this Lease shall be terminated immediately as of the date of the occurrence of the event causing such damage or destruction.

17.02 In the event that the damage or destruction is such that the Building, in the opinion of Landlord's architect (notice of which shall be provided by Landlord to Tenant in writing within sixty (60) days after the damage or destruction), may be restored or rebuilt to the same nature and quality structure within the said 180 days, then

(a) if the damage or destruction affects twenty-five percent (25%) or less of the total area of the Building, then Landlord shall be obliged to rebuild or restore the part of the Building so damage or destroyed; or

(b) if the damage or destruction affects more than twenty-five percent (25%) of the total area of the Building, Landlord shall give notice to Tenant in writing within sixty (60) days after such damage or destruction, of its decision whether or not to rebuild or restore the Building.

17.03 If, within the sixty (60) day notice periods specified above, no notice is given to Tenant of the opinion of Landlord's architect or of Landlord's decision to rebuild or restore the Building, the Building shall be deemed to be capable of being rebuilt or restored within the said 180 days and Landlord shall be deemed to have elected to rebuild or restore the Building.

17.04 If Landlord is obliged or elects or is deemed to have elected to rebuild or restore the Building, this Lease will remain in full force and effect and Tenant shall be entitled to an abatement of Rent and additional rent from the date of the occurrence of the damage or destruction in proportion to the part of Premises of which Tenant has been deprived until the Building or part thereof so damaged or destroyed is, in the opinion of Landlord's architect, fit for occupancy. In such case, Landlord agrees that the Building will be restored or rebuilt at its cost with due dispatch to substantially the same condition in which the Building was initially delivered to Tenant. However, in the event that Landlord is obliged or elects or is deemed to have elected to rebuild or restore the Building and such rebuilding or restoration is not completed within 180 days after such obligation or election or deemed election, (subject to delays caused by events described in section 18.02 hereof), then Tenant shall have the right to terminate this Lease by written notice to Landlord after the expiration of such 180 day period, and prior to the completion of the rebuilding or restoration.

          Notwithstanding the foregoing, in the event such damage or destruction occurs within the last two (2) years of the Term, Tenant shall have the right, exercisable by written notice to Landlord within sixty (60) days after the damage or destruction, to terminate this Lease as of the date of the occurrence of the event causing the damage or destruction, notwithstanding that the Building may be restored or rebuilt within the said 180 days.

17.05 If Landlord decides not to restore or rebuild the Building to the same nature and quality structure, this Lease shall be terminated as of the date of the occurrence of the event causing the damage or destruction.

17.06 In the event of the expropriation or other forceable taking or condemnation by any competent authority for any purpose whatsoever of the whole of the Premises or such part thereof which, in the opinion of both Landlord and Tenant, acting reasonably, will render the remainder unsuitable or insufficient for the economical conduct of Tenant's normal business operation, this Lease shall cease and terminate from the date Tenant is forced to vacate the Premises and all Rent and other payments for which Tenant is liable hereunder shall be apportioned and paid in full to the date of such termination.

17.07 In the event of any expropriation or forcible taking or condemnation by any competent authority for any purpose whatsoever of a part only of the Premises which does not, in the opinion of both Landlord and Tenant, acting reasonably, render the remainder of the Premises unsuitable or insufficient for the economical conduct of Tenant's normal business operation, this Lease shall remain in full force and effect with respect to the remainder of the Premises and Landlord shall forthwith restore and repair the portion of the Premises not expropriated to a tenantable condition. The Rent payable by Tenant hereunder shall be reduced so as to give due allowance for the part expropriated according to the nature and extent of such part.

17.08 Tenant shall have no claim in damages against Landlord relating to or arising out of the expropriation, forceable taking or condemnation or arising out of the cancellation of this Lease as a result thereof. Landlord and Tenant shall cooperate, each with the other, in respect of any public taking of the Premises or any part thereof so that, subject to the following rights of Landlord (which include, without limitation, the right to receive compensation for the Building or part thereof that is the subject of the public taking), Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and such other costs (including any required higher rent in new premises) that it may be entitled to receive from the expropriating authority and so that Landlord may receive the maximum award for all other compensation arising from or relating to such public taking (including all compensation for the Building or part thereof that is the subject of the public taking).


SECTION XVIII                NON-RESPONSIBILITY OF
                               LANDLORD AND TENANT

18.01 Landlord shall not be liable for any accident or injury (including death) sustained by or for any loss of or damage to property belonging to Tenant, its employees, servants, agents, subtenants or invitees which may result at any time from any reason or cause whatsoever, other than the intentional or gross fault of Landlord or its employees, servants, agents, subtenants or invitees.

18.02 Except as otherwise expressly provided in this Lease or in any other agreement entered into between Landlord and Tenant, Landlord will not be liable in any manner to Tenant or to any other person claiming through Tenant for Landlord's failure to perform any of its obligations hereunder or any damage caused or required by strike, lock-out, riot, accident, government rule, regulation or order, act of God or of any enemy of the Queen, fire or other casualty, cas fortuit, force majeure or any other cause or condition which is beyond the reasonable control of Landlord (not including, however, delays in issuance of permits necessary for the construction of the Building, delays attributable to Landlord's general contractor or subcontractors or delays attributable to unforeseen adverse site conditions that can be remedied by Landlord without undue hardship or expense) but, upon such occurrence, Landlord shall without delay take all reasonable steps to terminate or correct the event or circumstance in question.

18.03 Notwithstanding anything else contained in this lease, Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, suits, actions, damages, costs, judgments and other expenses sustained or incurred by Tenant in connection with any environmental matters in respect of the Premises other than those resulting from acts or omissions by Tenant during its occupancy of the Premises.


SECTION XIX                        INSURANCE

19.01 Landlord shall take out and maintain insurance on the Premises as would a reasonably prudent landlord of similar property and all such policies of insurance covering loss or damage to the Premises shall contain a waiver of subrogation rights which Landlord's insurers may have against Tenant, Tenant's insurers or persons for whom Tenant is at law responsible. Tenant shall pay to Landlord, as additional rent upon demand, all insurance costs, premiums and deductible payments relating to fire, casualty, liability, property damage, boiler, loss of rental and such other forms of insurance as Landlord may, from time to time, reasonably obtain for or in respect of the Premises, provided, however, that Tenant shall not be responsible for any increase in the premium payable by Landlord for any such insurance that results from any act of negligence or fault on the part of Landlord. Landlord hereby releases and waives any and all claims against Tenant or those for whom Tenant is in law responsible with respect to any loss of or damage to the Premises required to be insured against by Landlord hereunder, and agrees to indemnify and hold Tenant harmless from any and all such claims.

19.02     Throughout the Term, Tenant shall take out and keep in force:

(a) comprehensive general liability insurance with respect to the business carried on, in or from the Premises and the use and occupancy thereof for bodily injury and death and damage to property of others in an amount of at least two million dollars ($2,000,000);

(b) all-risks insurance including the perils of fire, extended coverage, leakage from sprinkler and other fire protective devices, earthquake, collapse and flood in respect to furniture, equipment, inventory and stock-in-trade, fixtures and leasehold improvements located within the Premises and such other property located in or forming part of the Premises, including all mechanical or electrical systems (or portions thereof) installed by Tenant in the Premises, the whole for the full replacement cost (without depreciation) in each such instance;

(c) if any boiler or pressure vessel is operated in the Premises, boiler and pressure vessel insurance with respect thereto;

(d)       business  interruption  insurance  for a period of twelve (12) months;
          and

(e)       tenant's legal liability insurance.

19.03 All policies of insurance to be maintained by Tenant shall (i) be in form reasonably satisfactory to Landlord, (ii) be placed with insurers reasonably acceptable to Landlord, and (iii) provide that they will not be canceled or permitted to lapse unless the insurer notifies both Tenant and Landlord in writing at least thirty (30) days prior to the date of cancellation or lapse. Each such policy shall name Landlord and any other party required by Landlord, including, but not limited to, its property manager and hypothecary creditors, as (an) additional insured(s) as its (their) interest(s) may appear. Each comprehensive general liability insurance policy will contain a provision of cross-liability or severability of interests as between Landlord and Tenant. All other policies referred to above shall contain a waiver of subrogation rights which Tenant's insurers may have against Landlord, Landlord's insurers and persons under Landlord's care and control. Tenant hereby releases and waives any and all claims against Landlord and those for whom Landlord is in law responsible with respect to occurrences required to be insured against by Tenant hereunder, and agrees to indemnify and hold Landlord harmless from and against any and all such claims. Throughout the Term, Tenant shall furnish Landlord with certificates of all such insurance policies and the renewals thereof. Tenant shall, whenever it is requested to do so by Landlord, furnish certified copies of the insurance policies.

19.04 Should Tenant fail to take out or keep in force the insurance described in sections 19.02 and 19.03, Landlord will have the right to do so and to pay the premiums therefor and in such event Tenant shall repay to Landlord the amount paid as premiums as additional rent on demand.


SECTION XX                          DEFAULT

20.01     In any of the events following, namely:

(a) if Tenant shall fail to pay to Landlord when due, any instalment or other amount of Base Rent, Real Estate Taxes, Taxes on Capital, or any other additional rent payable under this Lease and such failure continues beyond five (5) days after the date Landlord has notified Tenant thereof in writing;

(b) if Tenant shall be declared dissolved, bankrupt or wound-up or shall make any general assignment for the benefit of its creditors or take or attempt to take the benefit of any insolvency, winding-up or bankruptcy legislation or if a petition in bankruptcy or in winding-up or for reorganization shall be filed by or against Tenant which is not contested promptly by Tenant or if a receiver or trustee be appointed for or enter into physical possession of the property of Tenant or any part thereof;

(c) if Tenant shall assign, sublet or permit the use by others of the Premises, in whole or in part, except in a manner herein permitted;

(d) if any execution be issued against the property of Tenant pursuant to a judgment rendered against Tenant;

(e) if Tenant shall fail to take possession of the Premises or if Tenant should vacate or abandon the Premises;

(f) if any insurance carried by Landlord be canceled in consequence of the business carried on by Tenant or in consequence of anything brought into or stored in the Premises by Tenant, provided that Tenant is given notice of the possibility of such cancellation;

(g) if Tenant fails to fulfil any other of its obligations hereunder (other than those referred to in another or other paragraphs of this section 20.01) and (i) the default is not rectified within the specific delay applicable to the default in question stipulated in a specific provision of this Lease, or, (ii) in the absence of any such specific delay, Tenant has not rectified the default within ten (10) business days after Landlord has given Tenant written notice of the default stating with reasonable particularity the nature thereof, or
          (iii) if the default referred to in sub-paragraph 20.01(g) (ii) is not reasonably capable of being cured within such ten (10) business day delay, Tenant does not commence to cure such default within said ten
          (10) business day delay and thereafter proceed to cure same with all due diligence;

then this Lease may be terminated ipso facto at the option of the Landlord upon written notice to Tenant to such effect, Tenant to be in default by the mere lapse of time for performing its obligations hereunder. It is expressly agreed that such termination shall be in addition and without prejudice to all other rights and recourses of Landlord as provided by law or in this Lease. Upon termination, Tenant shall immediately vacate and surrender the Premises and all of its rights therein and thereto and in and to the Lease to Landlord. Upon the occurrence of any such event of default, Landlord may forthwith, without notice or any form of legal process, and with or without termination of the Lease, suspend any services and utilities, bolt the Premises and change the locks thereof. Upon termination, Landlord may forthwith, without notice or any form of legal process, re-enter upon and take possession of the Premises, remove or cause to be removed therefrom any persons and property occupying same and re-let the Premises to whomsoever it may choose and, recover from Tenant all amounts due, expenses of such re-letting and Rent for the six (6) months next succeeding the date of such termination or such longer period as may be allowed by law, all of which shall immediately become due and payable, the whole without limiting, diminishing or extinguishing the liability of Tenant.

20.02 In the event of the bankruptcy, insolvency, winding-up, dissolution or reorganization of Tenant, there shall immediately become due and exigible in favour of Landlord, on account of accelerated rent, an amount equal to the Rent for a period of three (3) months next following the bankruptcy or insolvency or for such longer period of time as may be allowed by any applicable bankruptcy or insolvency legislation in force from time to time. Furthermore, in the event of Tenant's continued occupancy of the Premises after the filing of a proposal or a notice of intention to file a proposal pursuant to the provisions of the Bankruptcy and Insolvency Act, S.C. 1992 C-27, as amended from time to time, or any replacement legislation, and such continued occupancy commences on a day which is not the first day of a calendar month, any amounts of Rent payable on a monthly basis for such month and for any other partial month shall be calculated on a per diem basis and be paid in advance. The rights of Landlord under this section 20.02 are in addition to and not in substitution for, nor shall they limit or otherwise restrict, any other rights, claims and recourses that Landlord may have, including, without limiting the generality of the foregoing, those contained in section 20.01.


SECTION XXI                  ADDITIONAL PROVISIONS

(a) Landlord: In the event of any sale or sales of the Premises, Landlord shall be and hereby is entirely released and relieved of all covenants and obligations of Landlord hereunder, provided such purchaser agrees to assume and carry out any and all covenants and obligations of Landlord hereunder.

(b) Amendment of Lease: No assent or consent to changes in or waiver of any part of this Lease shall be deemed or taken as made unless the same be done in writing and attached or endorsed hereon by the parties. No covenant, term or condition of the present Lease stipulated in favour of Landlord shall be waived, except by express written consent of Landlord, whose forbearance or indulgence in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by Tenant; and until complete performance by Tenant of the said covenant, term or condition, Landlord shall be entitled to invoke any remedies available under this Lease or by law despite such forbearance or indulgence.

(c) Punctual Payment: All sums owing by Tenant under this Lease not paid when due shall thereafter bear interest until paid at a rate equivalent to two percent (2%) above Landlord's borrowing rate from its bank from time to time.

          Landlord may impute any of Tenant's payments in payment of any sum which has become due hereunder, regardless of any designation or imputation by Tenant.

(d) Successors and Assigns: All the covenants herein contained shall be deemed to have been made by and with the heirs, executors, administrators and permitted assigns or successors of each of the parties hereto, and if more than one Tenant, the covenants herein contained on the part of Tenant shall be construed as being solidary and where necessary reference to Tenant as being of the masculine gender or in the singular number shall be construed as being in the feminine or neuter gender or in the plural number.

(e) Brokerage Commission: As part of the consideration for the granting of this Lease, Tenant represents and warrants that, with the exception of the Real Estate Broker, if any, named in Section 1.01 of this Lease, no broker, agent or other intermediary introduced the parties or negotiated or was instrumental in negotiating or consummating this Lease. Landlord shall be responsible for any fees payable to the Real Estate Broker.

(f) Notice and Demands: Any notice or demand given by Landlord to Tenant shall be deemed to be duly given when served upon Tenant personally, on the business day following transmission when faxed to Tenant, or on the fourth (4th) business day after mailing when mailed to Tenant at the Address for Notice.

(g) Publication of Lease: This Lease shall not be published at length but only by short-form version thereof and then only after the form and terms of such short-form version thereof have been approved by Landlord, the whole at the cost of Tenant, including the cost of publication and providing a copy to Landlord. Should this Lease be published, Tenant shall, at the expiration or termination thereof, cause same to be radiated at its expense, failing which Landlord will have the right to cause such radiation and charge Tenant with the cost of same.

(h) Additional Rent: Subject to any other provision of this Lease expressly stipulating the contrary, all amounts payable to Landlord by Tenant in virtue of this Lease, with the exception of the Rent, shall be additional rent and collectible as such.

(i) Payment Requirements: Tenant shall pay all amounts which it is required to pay in virtue of this Lease in lawful money of Canada to Landlord at its offices in Montreal, Quebec, Canada or at such other place or to such other person as may be specified from time to time by Landlord, without prior demand for payment thereof being necessary and without any deduction, abatement, diminution, subrogation, set-off or compensation whatsoever.

(j) Prior Agreements: The present lease cancels and supersedes any and all prior letters of intent, leases and agreements, written or otherwise, entered into by Landlord and Tenant regarding the Premises leased hereunder.

(k) Severability: If for any reason whatsoever, any term, obligation or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstance is to any extent held to be or is rendered invalid, unenforceable or illegal, then such term, obligation or condition shall be deemed to be independent of the remainder of this Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of this Lease or any part thereof and the remainder of this Lease not affected, impaired or invalidated will continue to be applicable and enforceable to the fullest extent permitted by law against any person, firm or corporation and to any circumstance other than those as to which it has been held or rendered invalid, unenforceable or illegal.

(l) Governing Law: This Lease shall be construed and interpreted in accordance with the laws of the Province of Quebec.

(m) Captions: The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision thereof.

(n) Time of the Essence: Except where otherwise provided by an express provision of this Lease, Tenant shall be in default by the mere lapse of time for performing its obligations hereunder.

(o) Rights Cumulative: No right, remedy or recourse conferred upon or reserved to Landlord by this Lease is intended to be exclusive of any other right, remedy or recourse conferred upon or reserved to Landlord by this Lease or by law, all of which rights, remedies and recourses shall be cumulative and not in the alternative.

(p) Currency: Unless otherwise indicated, all amounts expressed herein in dollars shall be deemed to be expressed in Canadian dollars.

(q) Waiver: Tenant specifically waives the provisions of Article 1883 of the Civil Code of Quebec and Article 65.2 of the Bankruptcy and Insolvency Act (Canada).


SECTION XXII                        SECURITY

22.01 As security for the performance by Tenant of its obligations here-under, Tenant shall provide to Landlord concurrently with the execution of this Lease and shall have renewed as often as necessary thereafter, an irrevocable letter of credit issued by the NationsBank or such other bank as may be agreed upon by Landlord and Tenant, in Canadian or US dollars as follows:

(a) for the first ten (10) years of Term, the letter of credit shall be for an amount equivalent to CDN $800,000;

(b) for the eleventh (11th) through the fifteenth (15th) year of the Term, the letter of credit shall be for an amount equivalent to CDN $500,000; and

(c) for the sixteenth (16th) through the twentieth (20th) year of the Term, the letter of credit shall be for an amount equivalent to CDN $250,000.

22.02 The Canadian dollar equivalent of a letter of credit issued in US dollars shall be computed at the rate of exchange published by the issuing bank on the date of its issuance and if such rate of exchange thereafter changes such that the Canadian dollar equivalent of the amount of the letter of credit is less than ninety-five percent (95%) of the relevant amount stipulated in section 22.01, Tenant shall have the amount of the letter of credit increased to such Canadian dollar equivalent amount.

22.03 If partial drawings are made under the letter of credit as per-mitted thereunder and hereunder, Tenant shall ensure that the amount of the letter of credit is restored to the amount provided for in section 22.01, within ten (10) days thereafter.

22.04 Landlord shall reimburse Tenant the cost of maintaining such letter of credit, up to an amount equal to one-half of one percent (0.5%) of the amount stipulated in the letter of credit. Such reimbursement shall be paid by Landlord granting to Tenant a credit against Rent owing hereunder on each anniversary of the Commencement Date.

22.05 Landlord shall be entitled to draw on the letter of credit only in the events and only to the extent provided hereafter:

(a) if an event of default has occurred under this Lease and any notice and cure periods have expired, Landlord shall be entitled to demand payment under the letter of credit up to the amount owing by Tenant under this Lease at the time of the demand;

(b) if at least fifteen days prior to the expiration date of the letter of credit, Tenant has not furnished to Landlord evidence that the letter of credit has been renewed (or, if the letter of credit is subject to automatic renewal, Landlord is notified at any time by the issuer of the letter of credit that it will not be renewed) and the letter of credit has not been replaced, then Landlord shall be entitled, within fifteen (15) days prior to the expiration date of the letter of credit, and without further notice to Tenant, to draw on the full amount of the letter of credit, but only in accordance with the terms and conditions set out in section 22.06; and

(c) if Tenant fails to have the amount of the letter of credit restored as required by section 22.03, and after any notice and cure periods have expired, and such amount has not been replaced, then Landlord shall be entitled to draw on the full amount of the letter of credit, but only in accordance with the terms and conditions set out in section 22.06.

22.06 The terms and conditions referred to in paragraphs 22.05 (b) and (c) are as follows:

(a) the funds received by Landlord under the letter of credit are invested in an interest-bearing account;

(b) the interest earned on such funds shall accrue to the benefit of Tenant;

(c) such funds so held by Landlord and the interest accrued thereon shall be paid forthwith to Tenant upon the restoration of the amount of the letter of credit or upon the renewal of the letter of credit or the issuance of a replacement letter of credit or other security acceptable to Landlord; and

(d) if an event of default should occur under this Lease which extends beyond the expiration of any notice and cure periods provided for herein, while the funds are so held by Landlord, the amount to be paid to Tenant pursuant to paragraph (c) above shall be reduced by the amount owed by Tenant to Landlord as a consequence of such event of default, and such amount so owed by Tenant to Landlord shall cease to be subject to the terms of this section 22.06.


SECTION XXIII                      EXPANSION

23.01 Tenant shall have the right (subject to the approval of Landlord's mortgage lender which approval Landlord shall use reasonable efforts to obtain) to require Landlord to expand the warehouse and manufacturing portion of the Building by up to 25,000 square feet. In the event that Tenant exercises such option, the Term shall be extended to the extent necessary to ensure that there will remain at least fifteen years from the completion of the expansion to the expiration of the Term. Landlord shall determine the rent that would be payable for such expansion taking into account the cost of the expansion, the return on investment required by Landlord, acting reasonably, and prevailing interest rates and real estate investment market conditions, as well as the rent for the additional term for the original Building taking into account prevailing interest rates and real estate investment market conditions, and shall communicate such amounts to Tenant. If the parties do not agree on the rent, Tenant shall be deemed to have withdrawn its request for the expansion.


SECTION XXIV                        SCHEDULES

24.01     The Schedules are included in and form an integral part of this Lease.


SECTION XXV              ASSIGNMENT TO TENANT'S LENDER

25.01 Landlord consents to the assignment by Tenant of its interest in this Lease to Tenant's secured lenders as security for Tenant's obligations to such lenders, provided that the terms and conditions of any such assignment are reasonably satisfactory to Landlord and that the obligations of Tenant hereunder shall continue to be performed. In addition, Landlord shall enter into such agreements with Tenant's secured lenders as may be reasonably requested by such lenders including, without limitation, agreements waiving Landlord's lien, hypothec or charge over any equipment, machinery, inventory and other movable property of Tenant located on the Premises.


SECTION XXVI                     SUBORDINATION

26.01 Landlord declares that it may assign its rights under this Lease to a lending institution or any mortgagee, hypothecary creditor or lender as collateral security for any loan and in the event that any such assignment is given and executed by Landlord and notification thereof is given to Tenant, Tenant agrees that it will, if and whenever reasonably required to do so by Landlord, subordinate this Lease to any such mortgage, hypothec or loan arranged by Landlord on the security of the Premises, provided that such assignee or holder of such mortgage, hypothec or loan delivers to Tenant a "non-disturbance" agreement in form reasonably satisfactory to Tenant whereby such assignee or holder agrees that so long as Tenant continues to pay the Rent and otherwise performs its obligations under this Lease, and no default exists hereunder (which continues beyond the expiration of any notice and cure period provided for herein), Tenant may remain in quiet possession of the Premises in accordance with the terms of this Lease.

26.02 If this Lease is not published prior to the rights of the lender or lenders, if any, providing financing for Landlord's acquisition of the Land or development and construction of the Building thereon, then Tenant's obligations hereunder are conditioned upon Tenant receiving within sixty (60) days after the date hereof an acceptable non-disturbance agreement from such lender or lenders whereby such lender or lenders agree to the above non-disturbance provisions.

26.03 Tenant agrees that it will at any time and from time to time upon no less than ten (10) business days prior written notice, execute and deliver to Landlord in form reasonably acceptable to Tenant, a statement in writing certifying that this Lease has been validly executed and delivered by Tenant pursuant to due corporate action properly taken by it and is unmodified and in full force and effect (or, if modified, stating the modification and stating that same is in full force and effect as modified), the Commencement Date and the Termination Date, the amount of Base Rent and any other amounts then being paid as additional rent hereunder, the dates to which, by instalment or otherwise, Base Rent and additional rent payable hereunder have been paid, whether or not there is any existing default on the part of Landlord of which Tenant is aware and such other matters as Landlord or its lender or any prospective purchaser may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or purchasers or lender.


SECTION XXVII                   ENGLISH LANGUAGE

27.01 The parties have requested that this Lease be prepared in the English language. Les parties ont demande que le present Bail soit redige en anglais.


SECTION XXVIII                    ARBITRATION

28.01 In the event the parties are unable to resolve any dispute arising out of or in connection with this Lease, the parties agree that such dispute shall be submitted to arbitration by written notice given by one party to the other setting out with reasonable detail the issue in dispute. Within ten (10) business days after such notice, the parties shall agree on the appointment of one arbitrator. If the parties cannot agree on an arbitrator within such delay, each party shall, within ten (10) business days thereafter, each choose one arbitrator, and within five (5) business days after both such arbitrators are chosen, the two of them shall choose a third arbitrator. The decision of the arbitrator or arbitrators, as the case may be, shall be rendered within ninety
(90) days after the appointment of the panel and shall be final and binding and non-appealable, except for the reasons set forth in article 946.4 of the Quebec Code of Civil Procedure. All proceedings shall take place in Montreal and the language of the arbitration shall be English. The arbitration proceedings shall be governed by Book VII of the Quebec Code of Civil Procedure to the extent not inconsistent with the provisions of this section 28.01. Each party shall pay its own costs and share equally the costs of the arbitration.


SECTION XXIX                       SURETYSHIP

29.01 As security for the performance by Tenant of its obligations here-under, Tenant shall provide to Landlord concurrently with the execution of this Lease and shall cause to remain in force throughout the Term, an agreement of suretyship or guarantee executed by DT Industries, Inc. in favour of Landlord guaranteeing the performance by Tenant of its obligations under this Lease.

          IN WITNESS WHEREOF the parties have signed these presents at the place and on the date indicated below.


SIGNED by LANDLORD on the 30th day of April 1997.


                                             TEECAN PROPERTIES INC.

(signed   Erik Charton)
--------------------------
Witness: Erik Charton



(signed  Wayne Heuff)                        Per:    (signed Stephen Kaplan)
--------------------------                        ------------------------------
Witness: Wayne Heuff                                       ("Landlord")



SIGNED by TENANT on the 30th day of April 1997.


                                             KALISH CANADA INC.

(signed  Wayne Heuff)
--------------------------
Witness: Wayne Heuff



(signed  Erik Charton)                       Per:     (signed Louis Pallay)
--------------------------                        ------------------------------
Witness: Erik Charton                                       ("Tenant")